Exhibit 99.1
Post Holdings Announces PowerBar Manufacturing Facility Closing

St. Louis, Missouri - March 12, 2015 - Post Holdings, Inc. (NYSE:POST), a consumer packaged goods holding company, today announced plans to close its facility in Boise, Idaho, manufacturing PowerBar® products distributed in North America.
The closure of the plant is expected to be completed by July 2015. Post management expects to transfer production of the PowerBar® products to third party facilities under co-manufacturing agreements.
“We regret that this decision will impact our employees in Boise, but we believe this is a necessary step to improving the PowerBar® business model, the flexibility of the brand and improving long-term profitability,” said Rob Vitale, Post’s President and CEO. “We remain committed to ensuring that the PowerBar® products continue to be manufactured to the highest quality standards.”
The decision will impact approximately 165 employees. Post has committed to providing severance and transition assistance to all affected employees.
The closure is expected to improve efficiency, decrease costs and grow the profit contribution of the PowerBar® brand. Upon closure of the facility and transfer of production, Post expects to achieve net pretax annual cash manufacturing cost savings of approximately $4 million beginning in Post’s fiscal year 2016. In connection with the closure, Post expects to incur one-time pretax charges of approximately $5 million, primarily in Post’s second quarter of fiscal 2015.
Forward-Looking Statements
Certain matters discussed in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including the expected timing of the closure of the plant, the expected transition of production to co-manufacturing agreements, the expected benefits of the closure, the expected cost savings and charges associated with the closure, and the timing of the savings. These forward-looking statements are based on the current expectations of Post and are subject to uncertainty and changes in circumstances. Such statements involve certain risks and uncertainties that could cause actual results to differ materially from the forward-looking statements made herein. These risks and uncertainties include our ability to continue to compete in our product markets and our ability to retain market position; changes in our cost structure, management, financing and business operations; significant volatility in the costs of certain raw materials, commodities, packaging or energy used to manufacture our products; our ability to maintain competitive pricing, introduce new products or successfully manage costs; our ability to successfully implement business strategies to reduce costs; changes in economic conditions and consumer demand for our products; labor strikes, work stoppages or unionization efforts; our reliance on third party manufacturers for certain of our products; disruptions or inefficiencies in supply chain; changes in weather conditions, natural disasters, disease outbreaks and other events beyond our control; business disruptions caused by information technology failures and/or technology hacking; and other risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission. These forward-looking statements represent the Company’s judgment as of the date of this press release. Investors are cautioned not to place undue reliance on these forward-looking statements. The Company disclaims, however, any intent or obligation to update these forward-looking statements.
About Post Holdings, Inc.
Post Holdings, Inc., headquartered in St. Louis, Missouri, is a consumer packaged goods holding company operating in the center-of-the-store, active nutrition, refrigerated and private label food categories. Post’s Consumer Brands portfolio spans from center-of-the-store to active nutrition, offering a broad range of choices to meet the taste and nutritional needs of a variety of consumers and includes recognized brands such as Honey Bunches of Oats®, Pebbles™, Great Grains®, Grape-Nuts®, Honeycomb®, PowerBar®, Premier Protein®, Supreme Protein® and Dymatize®. Through its Michael Foods Group, Post supplies value-added egg products, refrigerated potato products, cheese and other dairy case products and dry pasta products to the private label retail, foodservice and ingredient channels and markets retail brands including All Whites®, Better’n Eggs®, Simply Potatoes® and Crystal Farms®. Post also manufactures private label cereal, granola, peanut butter and other nut butters, dried fruits and baking and snacking nuts. For more information, visit www.postholdings.com.

Contact:
Investor Relations
Brad Harper
brad.harper@postfoods.com
(314) 644-7626